Exhibit 10.1

AGREEMENT FOR THE PURCHASE AND SALE OF LIMITED LIABILITY COMPANY INTERESTS OF GENRESULTS, LLC

This Agreement for the Purchase and Sale of Limited Liability Company Interests ("Agreement") is made as of April 12, 2019, between David G. Jemmett and Jemmett Enterprises, LLC, an Arizona limited liability company (collectively, the "Seller") and Cerberus Cyber Sentinel Corporation, a Delaware corporation (the "Purchaser”).

WHEREAS, Seller is the owner of 100% of the legal and beneficial equity interests (the “Equity Interests”) in GenResults, LLC, an Arizona limited liability company (the "Company");

WHEREAS, Seller desires to sell and Purchaser desires to purchase the Equity Interests, currently owned by Seller.

NOW, THEREFORE, the parties hereto agree as follows: Section 1. Purchase and Sale.

1.1               Pursuant to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Equity Interests.

1.2               In consideration of the Equity Interests at the Closing Purchaser shall issue to Seller One Million (1,000,000) shares of Purchaser’s common stock (the "Purchase Price").

Section 2. Closing.

2.1               The closing shall take place, subject to the conditions set forth in Section 2.2 hereof at 10:00 A.M. on April 12, 2019 (“Closing”), at the offices of the Company or such other time or place as the parties hereto may mutually agree.

2.2               All profits and liabilities of Seller through and including close of business on the Effective Date (as hereinafter defined) shall accrue to Seller, and thereafter shall be for the account of Purchaser. All prorations to be made hereunder will be made as of the close of business on the Effective Date.

2.2               The obligation of the Seller to sell the Equity Interests, and the obligation of the Purchaser to purchase the Equity Interests, is subject to the conditions set forth below being complied with to the satisfaction of, or waived by, the Seller or the Purchaser, as the case may be, on or before the Closing.

2.2.1                      Delivery of Equity Interests. The Seller shall deliver to Purchaser evidence satisfactory to Purchaser transferring the Equity Interests to Purchaser.

2.2.2                      Delivery of Purchase Price. The Seller shall have received the Purchase Price, as evidenced by stock certificates or ledger entry.

1

2.2.3                      Representations of Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing.

2.2.4                      Purchasers Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing.

Section 3. Seller’s Representations and Warranties.

Seller represents and warrants to Purchaser that:

3.1                               Organization, Good Standing, etc. The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Arizona and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified. The Company has all requisite corporate power and authority to carry on its business as now conducted. The equity interests in the Company are not now, and have never been, certificated.

3.2                               No Conflict. The execution, delivery and performance by the Seller of this Agreement will not conflict with or result in the breach of or constitute a default under any other agreement or instrument to which the Company is a part of which it or its property may be bound, or result in the creation of any lien thereunder.

3.3                               Authorization. This Agreement has been duly authorized, executed and delivered by the Seller.

3.4                               No Violation. The execution, delivery or performance by the Seller of this Agreement does not contravene any law, regulation, order or judgment applicable to or binding on the Seller, and will not result in a breach of, or constitute a default under, or contravene any provisions of, any agreement to which the Seller is a party or by which he is bound.

3.5                               No Consents or Approvals. Neither the execution, delivery or performance by the Seller of this Agreement requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

3.6                               Equity Interests. Seller is the lawful owner, of record and beneficially, of the Equity Interests and has good and merchantable title thereto, free and clear of all liens, encumbrances, options, charges, equities and claims of any kind whatsoever, and he has full right and legal capacity to transfer and sell the Equity Interests to the Purchaser under the terms and conditions contained herein and that upon Closing under this Agreement the Equity Interests the Purchaser will own legal and equitable title to the Equity Interests, free and clear of all liens, encumbrances, charges options, equities and claims of any kind. The Equity Interests represent all of the issued and outstanding equity interests of the Company.

3.7                               Financial Statements. The Company’s unaudited financial statements as of December 31, 2018, and the Company’s unaudited financial statements for the period ending March 31, 2019 (the “Effective Date”), which have been delivered to Purchaser, have been prepared by Seller’s

2

management in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Company as at such date and the result of its operations and the changes in financial position for the period then ended. There have been no material adverse changes in the condition or operations, financial or otherwise, of the Company since March 31, 2019. The net equity value of the Company, as reflected on the Company’s financial statements, as of the Effective Date is $10,000.

3.8                               Tax Returns. All appropriate federal, state and local income tax returns which are required to have been filed for all of the Company’s taxable periods either have been filed or timely extensions obtained. All taxes as shown on said returns have been paid when due. The Seller knows of no proposed material tax assessment against the Company, or of any penalty, charge, or amounts owning to taxing authorities by the Company.

3.9                               Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against or affecting the Company, at law or in equity, or before any governmental board, agency or instrumentality or any arbitrator. The Company is not in default with respect to any material order, writ, injunction or decree of any court or governmental board, agency or other instrumentality.

3.10                        Accuracy of Information Provided to Purchaser. No written information, exhibit, financial statement, document, book, record or report prepared by the Company or Seller, which has been, is or to be furnished by the Company or Seller to Purchaser in connection with the transactions described in this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to Purchaser) at such time as of the date so furnished, or contains or shall contain any material misstatement of fact.

3.11                        Licenses. The Company possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Company is not in violation of any valid rights of others with respect to any of the foregoing.

3.12                        ERISA. The Company is in compliance in all material respects with all laws, rules, regulations and orders of any governmental authority, including without limitation the Employee Retirement Income Security Act of 1974 ("ERISA") to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity, authority or agency.

3.13                        Material Liability. There are no liabilities of the Company, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 2019.

3.14                        Other Agreements. The Company is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Company. The Company is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

3

3.15                        Ownership and Liens. The Company has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 3.7 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Company and none of its leasehold interests are subject to any lien, mortgage, pledge, security interest, or other charge or encumbrance of any kind.

Section 4. Purchaser’s Representation and Warranties.

The Purchaser represents and warrants to the Seller that:

4.1.                            No Violation. The execution, delivery or performance by the Purchaser of this Agreement does not contravene any law, regulation order or judgment applicable to or binding on the Purchaser and will not result in a breach of, or constitute a default, or contravene any provision of, any agreement to which Purchaser is a party or by which he is bound.

4.2.                            No Consents or Approvals. Neither the execution, delivery or performance by the Purchaser of this Agreement requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

4.3.                            Securities Laws. The Purchaser acknowledges and agrees that the Equity Interests have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and that the transfer of the Equity Interests may be effected only pursuant to an effective registration under the Securities Act and applicable state securities laws or an exemption therefore. The Purchaser is acquiring the Equity Interests for his own account for the purpose of investment only and not with a present intention to transfer, hypothecate, resell or otherwise distribute such Shares within the meaning of the Securities Act and applicable state securities laws.

4.4                            Access to Data. The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.

Section 5. Indemnification.

5.1                            By Seller. All representations, warranties, covenants and agreements of the Seller contained herein, or in any agreement, certificate or document executed by any Seller in connection herewith and all indemnification obligations set forth in this Section 5.1, will survive the Closing for a period of three (3) years from the Closing. Any claims made under this Section 5.1 will be made or asserted by Purchaser to Seller in writing within three (3) years from the Closing. Notwithstanding the above, any claim made for a breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement relating to tax matters, or any liability for taxes, may be made until the expiration of the applicable statute of limitations (including any extension thereof) governing claims by the applicable governmental authority or person with respect to such matters. The Seller, jointly and severally, agree to indemnify, defend and hold harmless Purchaser and/or the Purchaser's assignee and their respective stockholders, officers, directors, members, managers, partners, employees, agents, successors and assignees (collectively, the "Purchaser Indemnitees"), from and against any and all

4

losses, damages, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees, accountant, paralegal, and expert witness fees) incurred in connection with, suffered by any of them or asserted against any of them or the assets acquired by Purchaser hereunder (collectively, "Purchaser's Losses"), arising out of or based upon (a) the failure of any representation or warranty of Seller contained herein, or in any agreement, certificate or document executed by Seller in connection herewith, to be true and correct in all material respects when made, (b) the breach in any material respect of any material covenant or agreement of Seller contained in this Agreement, (c) any liability or obligation of Seller arising out of Seller's Business prior to the Effective Date, or (d) any arrangements or agreements made or alleged to have been made by Seller with any broker, finder or other agent in connection with the transactions contemplated hereby.

Section 6. Further Assurances.

6.1.                             By Seller. Seller will do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances the Purchaser may reasonably require for accomplishment of the purposes of this Agreement.

6.2.                             By Purchaser. The Purchaser will do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as Seller may reasonably require for accomplishment of the purposes of this Agreement.

Section 7. Miscellaneous.

7.1.                             Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.2.                             Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which purports to terminate, amend, supplement, waive or modify this Agreement or any of the terms hereof and is signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

7.3.                             Successors and Assigns. The terms of this Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.4.                             Governing Law. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of Arizona.

7.5.                             Notices. Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, personal delivery, overnight courier, telecopy or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the parties hereto, and shall become effective when received by the addressees.

5

7.6.                             Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceable of such provision in any other jurisdiction.

7.7.                             Headings. The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.8.                             Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

SELLER:	PURCHASER:
Jemmett Enterprises, LLC, an Arizona limited liability company	Cerberus Cyber Sentinel Corporation, a Delaware corporation
By: /s/ David G Jemmett	By: /s/ David G. Jemmett
Name: David G Jemmett	Name: David G Jemmett
Title: Managing Partner	Title: C.E.O.
/s/ David G. Jemmett David G. Jemmett
SELLER ADDRESS:	PURCHASER ADDRESS:
2700 N Central Ave # 900 Phoenix, Arizona 85004	2700 N Central Ave # 900 Phoenix, Arizona 85004